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                                                                     EXHIBIT 5.1


                      OPINION AND CONSENT OF LEGAL COUNSEL

                                                                  October , 2001

NATCO Group Inc.
Brookhollow Central III
2950 North Loop West, Suite 750
Houston, Texas 77092

Ladies and Gentlemen:

         We have acted as counsel for NATCO Group Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company issuable upon exercise of options under the NATCO Group Inc. 2001 Stock Incentive Plan and the NATCO Group Inc. 2000 Employee Stock Option Plan (the "Plans").

         In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Plans and the Registration Statement, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plans, will be validly issued and fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and the State of Delaware. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                          Very truly yours,

                                          /s/ VINSON & ELKINS L.L.P.

                                          VINSON & ELKINS, L.L.P.